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As filed with the Securities and Exchange Commission on December 30, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCHANTS BANCORP
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	20-5747400 (I.R.S. Employer Identification No.)

11555 North Meridian Street, Suite 400
Carmel, Indiana 46032
(317) 569-7420
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Terry A. Oznick
Senior Vice President, General Counsel
Merchants Bancorp
410 Monon Blvd.
Carmel, Indiana 46032
(317) 569-7420
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Messaglia
Robert J. Wild
Krieg DeVault LLP
One Indiana Square, Suite 2800
Indianapolis, Indiana 46204
(317) 636-4341
(317) 636-1507 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

              If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

              Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☒

              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(3)

Debt Securities(4)

Common Stock(5)

Preferred Stock(6)

Depositary Shares(7)

Purchase Contracts(8)

Warrants(9)

Units(10)

Total	$300,000,000	N/A	$300,000,000	$35,960.44

(1)
In no event will the aggregate initial offering price of all securities issued exceed $300,000,000. The registered securities may be sold separately, together or as units with other registered securities.

(2)
Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D. to Form S-3 under the Securities Act.

(3)
The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) under the Securities Act. Includes $22,955,000 of securities previously registered on Form S-3 (File No. 333-228721), filed on December 7, 2018, which remain unsold as of the date of this filing. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities previously registered will be deemed terminated as of the date of effectiveness of this Registration Statement. The proposed maximum aggregate offering price, with respect to debt securities, is calculated excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. Pursuant to Rule 457(o), the table does not specify, by each class, information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common stock, preferred stock or debt securities that are issued upon conversion or exchange of debt securities, preferred stock, depositary shares, warrants or stock purchase contracts registered hereunder.

(4)
Subject to note (1) above, we are registering an indeterminate principal amount of debt securities (which may be senior or subordinated). If any debt securities are issued at an original issue discount, then the offering price may be increased to the extent not to exceed the proposed maximum aggregate offering price less the dollar amount of any securities previously issued. Also, in addition to any debt securities that may be issued directly under this registration statement, we are registering an indeterminate amount of debt securities as may be issued upon the conversion or exchange of other debt securities, preferred stock or depositary shares, for which no consideration will be received by us, or upon exercise of warrants registered hereby.

(5)
Subject to note (1) above, we are registering an indeterminate number of shares of common stock. We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of the debt securities or the preferred stock or upon exercise of warrants registered hereby.

(6)
Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us. We are also registering an indeterminate number of shares of preferred stock as shall be issuable upon exercise of warrants registered hereby. In addition, we are also registering such indeterminate number of shares of preferred stock, for which no consideration will be received by us, as may be issued upon conversion or exchange of debt securities of the Company.

(7)
Such indeterminate number of depositary shares to be evidenced by depositary receipts, representing a fractional interest of a share of preferred stock.

(8)
Subject to note (1) above, we are registering an indeterminate number of purchase contracts, which may require the holder thereof to purchase or sell our debt securities, common stock, preferred stock or depositary shares.

(9)
Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase debt securities, shares of common stock or preferred stock or depositary shares registered hereby.

(10)
Subject to note (1) above, we are registering an indeterminate number of units, which will be comprised of two or more of the securities registered hereby in any combination.

              The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2019

PROSPECTUS
$300,000,000
MERCHANTS BANCORP

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units

        We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

        The aggregate of the offering prices of the securities covered by this prospectus will not exceed $300,000,000.

        Our common stock, without par value, is listed on the Nasdaq Capital Market under the symbol "MBIN." Our 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $25 per share (the "Series A Preferred") and our depositary shares each representing a 1/40th ownership interest in a share of our 6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $1,000 per share (the "Series B Preferred") are listed on the Nasdaq Capital Market under the symbols "MBINP" and "MBINO," respectively. We expect that any common stock, preferred stock, or depositary shares sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any other securities exchange of the other securities covered by the prospectus supplement.

        The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents, underwriters, or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents, underwriters, or dealers and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

        Investing in our securities involves risks. See the section entitled "Risk Factors" contained on page 8 of this prospectus and in the applicable prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

        These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2020

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

        We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

  •
  this prospectus, which provides general information, some of which may not apply to your securities;

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  the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

  •
  if necessary, a pricing supplement, which describes the specific terms of your securities.

        If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

  •
  the pricing supplement, if any;

  •
  the prospectus supplement; and

  •
  this prospectus.

        We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

        Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus up to an aggregate dollar amount for all offerings of $300,000,000.

        This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading "Where You Can Find More Information." If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        All references in this prospectus to "we," "us," "our" or similar references mean Merchants Bancorp ("Merchants") and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The SEC also maintains a website (www.sec.gov) that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC.

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K filed on March 15, 2019	For the year ended December 31, 2018
• Definitive Proxy Statement filed on April 5, 2019	For Merchants 2019 Annual Meeting of Shareholders
• Form 10-Q filed on May 10, 2019	For the quarterly period ended March 31, 2019
• Form 10-Q filed on August 9, 2019	For the quarterly period ended June 30, 2019
• Form 10-Q filed on November 8, 2019	For the quarterly period ended September 30, 2019
• Current Reports	Filed on January 10, 2019; February 21, 2019; March 15, 2019; March 25, 2019; March 28, 2019; May 16, 2019; July 1, 2019; August 13, 2019; August 19, 2019; November 20, 2019; and December 19, 2019

        We incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

        The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

        You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Merchants Bancorp
Attention: Investor Relations
410 Monon Blvd.
Carmel, Indiana 46032
(317) 569-7420

        In addition, we maintain a corporate website, www.merchantsbankofindiana.com. We make available, through our website (by clicking "Investors"), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "will likely result," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

        A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, those factors identified in "Risk Factors" or the following:

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  business and economic conditions, particularly those affecting the financial services industry and our primary market areas;

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  our ability to successfully manage our credit risk and the sufficiency of our allowance for loan loss;

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  factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;

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  compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters;

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  our ability to maintain licenses required in connection with multi-family mortgage origination, sale and servicing operations;

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  our ability to identify and address cyber-security risks, fraud and systems errors;

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  our ability to effectively execute our strategic plan and manage our growth;

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  changes in our senior management team and our ability to attract, motivate and retain qualified personnel;

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  governmental monetary and fiscal policies, and changes in market interest rates;

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  liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;

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  incremental costs and obligations associated with operating as a public company;

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  effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

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  the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; and

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  changes in federal tax law or policy.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

 PROSPECTUS SUMMARY

        This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

        We may use this prospectus to offer securities in an aggregate amount of up to $300,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the "Risk Factors" section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

        Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

        We may sell shares of our common stock, without par value. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

        We may sell shares of our preferred stock in one or more series, without par value. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

        We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units

        We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

        Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

MERCHANTS BANCORP

        Merchants is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking. Merchants, with $6.3 billion in assets and $5.5 billion in deposits as of September 30, 2019, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing, L.L.C., and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants' Investor Relations page at investors.merchantsbankofindiana.com.

        Our common stock is listed on the Nasdaq Capital Market under the symbol "MBIN" and our Series A Preferred and our depository shares representing our shares of Series B Preferred are listed on the Nasdaq Capital Market under the symbols "MBINP" and "MBINO," respectively. Our principal executive offices are located at 410 Monon Blvd. Carmel, Indiana 46032. Our telephone number is (317) 569-7420.

        Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 2 of this prospectus.

 USE OF PROCEEDS

        We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes. Our general corporate purposes may include, without limitation, financing acquisitions for bank and non-bank financial services companies that we believe are complementary to our business and consistent with our growth strategy, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness. Our management will retain broad discretion to allocate the net proceeds from the sale of the securities.

        The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries' funding requirements, the availability of other funds and other factors. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

 DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the "senior indenture," between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the "subordinated indenture," between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

        The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. Further, additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in the applicable prospectus supplement. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

        The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under "Description of Debt Securities—Subordination" and in the applicable prospectus supplement.

        We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

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  the title and series designation;

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  the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

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  the principal amount payable, whether at maturity or upon earlier acceleration;

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  whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

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  whether the debt securities will be issued as original issue discount securities (as defined below);

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  the date or dates on which the principal of the debt securities is payable;

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  any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

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  the date from which any interest will accrue;

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  any interest payment dates;

  •
  whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

  •
  the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

  •
  the stated maturity date;

  •
  whether the debt securities are to be issued in global form;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, the redemption price and any remarketing arrangements;

  •
  the denominations of the securities or series of securities;

  •
  any restrictions on the offer, sale and delivery of the debt securities;

  •
  the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

  •
  whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

  •
  the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

  •
  a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

  •
  whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

  •
  the identity of each security registrar or paying agent (if other than trustee);

  •
  any provisions granting special rights to securities holders upon the occurrence of specified events;

  •
  any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

  •
  the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

  •
  the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

  •
  any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

        The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special United States federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

        Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

        The applicable prospectus supplement or pricing supplement will provide for the terms of the specific debt securities we are offering.

        Special United States Federal income tax, accounting and other considerations may apply to the debt securities. To the extent such considerations do apply, the applicable prospectus supplement will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

        Senior Debt Securities.    Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

        Subordinated Debt Securities.    Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

        Holding Company Structure.    The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

        Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for one of our subsidiary banks, Merchants Bank of Indiana ("Merchants Bank") and Farmers-Merchants Bank of Illinois ("FM Bank"), the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation ("FDIC") as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Merchants Bank or FM Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

        Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

        No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

        We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed or wire transfer to the holders of registered debt securities.

Global Securities

        Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See "Description of Global Securities."

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

        If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

  •
  events requiring adjustment to the conversion or exchange price;

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

  •
  any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

        Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

  •
  default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

  •
  default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

  •
  default in the deposit of any sinking fund payment on the debt securities when due;

  •
  default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

  •
  specified events in bankruptcy or insolvency; and

  •
  any other event of default provided with respect to the debt securities of any series.

        Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

        Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

        At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

        The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

  •
  in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

  •
  in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which it might incur in complying with any direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

  •
  that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

  •
  the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

  •
  the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

  •
  the indenture trustee fails to institute the proceeding within 60 days.

        However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

        We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

        Unless otherwise indicated in the applicable prospectus supplement, Merchants and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

  •
  change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

  •
  reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

  •
  reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

  •
  change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

  •
  impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

  •
  reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

  •
  make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "—Events of Default."

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

  •
  to evidence the succession of another person to Merchants;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

  •
  to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

  •
  to establish the form or terms of debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment by a successor indenture trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

  •
  to secure securities;

  •
  to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

  •
  to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture,

    provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than Merchants, is an entity organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia and assumes all of our obligations to:

  (1)
  pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

  (2)
  perform and observe all of our other obligations under the indentures and supplemental indentures; and

  (3)
  we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

        The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Defeasance

        We may terminate or "defease" our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

  (1)
  depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities, in the form of U.S. dollars, U.S. government obligations, or some combination thereof;

  (2)
  delivering:

  •
  an opinion of independent counsel that the holders of the debt securities of that series will have no United States federal income tax consequences as a result of that deposit and termination;

  •
  an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

  •
  an opinion of counsel as to certain other matters;

  •
  officers' certificates and opinion of counsel certifying as to compliance with the indenture and other matters; and

  (3)
  paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

        The subordinated debt securities will be subordinated in right of payment to all "senior debt," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:

  •
  the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities; and

  •
  until the senior debt is paid in full, any distributions that the holders of subordinated debt would be entitled shall be made to holders of senior debt, except that holders of subordinated debt may receive securities that are subordinated to senior debt to at least the same extent as the senior debt.

        In addition, we may make no payment on the subordinated debt securities in the event:

  •
  there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

  •
  the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

        By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior debt" is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Merchants whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Merchants for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

  (i)
  any debt (a) for money borrowed by Merchants, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of Merchants, or to secure the payment of revenue bonds issued for the benefit of Merchants whether contingent or otherwise;

  (ii)
  any debt of others described in the preceding clause (i) which Merchants has guaranteed or for which it is otherwise liable;

  (iii)
  the obligation of Merchants as lessee under any lease of property which is reflected on Merchants' balance sheet as a capitalized lease; and

  (iv)
  any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

        "Senior debt" does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Merchants to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Merchants and (4) the subordinated debt securities.

        The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

        The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

        The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

        Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of Indiana.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material rights of our capital stock and related provisions of our First Amended and Restated Articles of Incorporation, as amended, or "articles", and our Second Amended and Restated By-laws, or "bylaws". The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our articles and bylaws, which we have included as exhibits to the registration statement of which this prospectus is a part. We urge you to read these documents for a more complete understanding of shareholder rights.

        Our articles authorize the issuance of up to 50,000,000 shares of common stock, without par value, and up to 5,000,000 shares of preferred stock, without par value. On December 27, 2019, we had issued and outstanding 28,706,438 shares of our common stock, 41,625 shares of our 8% Non-Cumulative, Perpetual Preferred Stock, without par value, liquidation preference $1,000 per share ("8% Preferred" and collectively with the Series A Preferred and the Series B Preferred, the "Preferred Stock"), 2,081,800 shares of our Series A Preferred, and 125,000 shares of our Series B Preferred. We have reserved 1,500,000 shares of common stock for issuance under our 2017 Equity Incentive Plan.

Common Stock

        Governing Documents.    Holders of our common stock have the rights set forth in our articles, our bylaws and the provisions of the Indiana Business Corporation Law ("IBCL").

        Dividends and Distributions.    Holders of our common stock are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends, subject to limitations under provisions of the IBCL and bank regulatory restrictions and any preferential rights of holders of our then outstanding preferred stock.

        Under the terms of our Preferred Stock, we are not permitted to declare or pay any dividends on our common stock unless the dividends have been declared and paid on the shares of our Preferred Stock for the period since the last payment of dividends.

        As a bank holding company, our ability to pay dividends is affected by the policies and enforcement powers of the Federal Reserve System. In addition, because we are a holding company, we are dependent upon the payment of dividends by Merchants Bank to us as our principal source of funds to pay dividends in the future, if any, and to make other payments. Merchants Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us.

        Ranking.    Our common stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up to all our other securities and indebtedness.

        Upon any voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock are entitled to share equally, on a per share basis, in all of our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.

        Conversion Rights.    Our common stock is not convertible into any other shares of our capital stock.

        Preemptive Rights.    Holders of our common stock do not have any preemptive rights.

        Voting Rights.    Holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present.

        Redemption.    We have no obligation or right to redeem our common stock.

        Stock Exchange Listing.    Our common stock is listed on the Nasdaq Capital Market under the trading symbol "MBIN."

Preferred Stock

        General.    Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. As of December 27, 2019, 50,000 shares of preferred stock had been designated as 8% Preferred and 41,625 shares of our 8% Preferred were issued and outstanding, 3,500,000 shares of preferred stock had been designated as Series A Preferred and 2,081,800 shares of our Series A Preferred were issued and outstanding, and 125,000 shares of preferred stock had been designated as Series B Preferred and 125,000 shares of our Series B Preferred were issued and outstanding. Our articles may be amended in accordance with the IBCL to increase the number of authorized shares of preferred stock that we may issue. Our board of directors may, without any action by holders of common stock and except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, our board of directors will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. The rights of any series of preferred stock may include, among others:

  •
  general or special voting rights;

  •
  preferential liquidation rights;

  •
  preferential cumulative or noncumulative dividend rights;

  •
  redemption or put rights; and

  •
  conversion or exchange rights.

        We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:

  •
  adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

  •
  discourage an unsolicited proposal to acquire us; or

  •
  facilitate a particular business combination involving us.

        Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.

        Governing Documents.    Holders of our Preferred Stock have the rights set forth in our articles, our bylaws and the provisions of the IBCL.

        Ranking.    Our Preferred Stock, with respect to dividend rights ranks on a parity with, and with respect to rights upon a liquidation, dissolution and winding up ranks senior to, our common stock.

        Dividends and Other Distributions.    Subject to bank regulatory restrictions discussed above, holders of our Preferred Stock are entitled to receive, when, as and if declared by the board of directors, out of funds legally available for the payment of dividends, cash dividends to the same extent and on the same basis as cash dividends declared by the board of directors with respect to shares of our common stock. Such dividends on shares of Preferred Stock are payable on the same dates as dividends on shares of common stock, but prior to the payment of any dividends on shares of common stock.

        Voting.    Holders of our Preferred Stock do not have voting rights with respect to matters that generally require the approval of holders of our common stock, except as provided below or as otherwise required by the provisions of the IBCL. When voting rights are applicable, each holder of our Preferred Stock has one vote per share.

        While any shares of a series of our Preferred Stock are outstanding, we may not, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of the relevant series of our Preferred Stock (1) amend or alter any provision of our articles so as to materially adversely affect the preferences, rights or powers of the relevant series of our Preferred Stock, (2) amend or alter any provision of our articles so as to create or increase any class or series of our capital stock ranking senior to the relevant series of our Preferred Stock or (3) exchange or reclassify any shares of the relevant series of our Preferred Stock, or a merger or consolidation with another company, except if the shares of the relevant series of our Preferred Stock remain outstanding or are exchanged into shares of the surviving or resulting entity in the case of a merger or consolidation, or such shares of the relevant series remain outstanding and the preferences, rights and powers are not materially less favorable to the holders.

        Additionally, holders of our Series A Preferred and Series B Preferred are entitled to vote with respect to the election of two directors if dividends for such series of preferred stock have not been declared and paid for at least six or more quarterly dividend periods (as defined in our articles or the designation of the relevant series of our preferred stock), voting as a class with holders of shares of any other series of preferred stock ranking equally as to the payment of dividends and having equivalent voting rights.

        Liquidation Rights.    In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, and before any payment or distribution of our assets (whether capital or surplus) may be made to holders of securities ranking junior to the Preferred Stock, holders of our 8% Preferred and Series B Preferred are entitled to receive $1,000 per share of 8% Preferred and Series B Preferred, and holders of Series A Preferred are entitled to receive $25 per share of Series A Preferred, plus any unpaid dividends on the Preferred Stock whether or not declared.

        Conversion Rights.    Holders of our Preferred Stock do not have conversion rights.

        Preemptive Rights.    Holders of our Preferred Stock do not have any preemptive rights.

        Redemption.    We have no obligation to redeem shares of our Preferred Stock. Commencing in December 2020 and October 2024, we may redeem in whole or in part, shares of our 8% Preferred and Series B Preferred respectively, for a price equal to $1,000 per share of 8% Preferred and Series B

Preferred, and commencing in April 2024, we may redeem in whole or in part, shares of our Series A Preferred for a price equal to $25 per share of Series A Preferred plus any unpaid dividends whether or not declared.

        Stock Exchange Listing.    Our Series A preferred stock and the depositary shares representing an interest in the Series B preferred stock are listed on the Nasdaq Capital Market under the symbols "MBINP" and "MBINO", respectively.

Anti-Takeover Considerations and Special Provisions of Our Articles, Bylaws and Indiana Law

        Provisions of the IBCL and our articles and bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.

        Removal of Directors.    Our articles specify that, as permitted by the provisions of the IBCL, directors may be removed with or without cause by the affirmative vote of a majority of the actual number of directors then in office and by the affirmative vote of a majority of the shares entitled to vote on the election of directors.

        Noncumulative Voting for Directors.    Our directors are elected by plurality and not cumulative voting, which may make it more difficult for a non-company nominee to be elected to our board of directors.

        Authorized But Unissued Capital Stock.    We have authorized but unissued shares of common stock and preferred stock, and our board of directors may authorize the issuance of one or more series of preferred stock without shareholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

        Limitation on Right to Call a Special Meeting of Shareholders.    Our bylaws provide that special meetings of shareholders may only be called by our board of directors, the Chairman, or Chief Executive Officer, or by the holders of not less than 25% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.

        Advance Notice Provisions.    Our bylaws include a provision that permits shareholders of record to make nominations for the election of directors and proposals for any business or matter to be presented at any annual or special meeting of shareholders only if notice of such proposal is given to us not less than 90 days and no more than 120 days prior to the date of the meeting. The advance notice provision gives the board of directors adequate time to respond to the shareholder proposal. If the shareholder fails to provide the notice within the time prescribed under the bylaws, our management can exclude the proposal at the shareholders meeting.

        Action By Unanimous Written Consent of Shareholders.    Our bylaws provide that any action required or permitted to be taken by the holders at a duly called annual or special meeting of the holders of our capital stock may be effected by any consent in writing by all our shareholders.

        Filling of Board of Directors Vacancies.    Our bylaws permit our board of directors to increase, by resolution, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at the meeting.

        Amendment of the Bylaws.    Our bylaws provide that our bylaws may be altered, amended or repealed by the affirmative vote of a majority of our actual number of directors without prior notice to or approval by our shareholders. Accordingly, our board of directors could take action to amend our bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.

        Limits on Acquisition of Additional Shares.    Our articles provide that any person who acquires an aggregate of 10% of our then outstanding common stock in connection with a tender or exchange offer, open market purchase or business combination, is required to offer and pay for such additional shares an amount which is at least equal to the highest price paid to acquire shares of our common stock then held by such person unless such subsequent acquisition has been approved by a majority of the board of directors.

        Indiana Law Takeover Protections.    Indiana's control share acquisitions statute, IBCL Section 23-1-42-1 et seq., provides that unless otherwise indicated in the corporation's articles of incorporation or bylaws, if a shareholder acquires shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval of a majority of the disinterested shareholders must be obtained before the acquiring shareholder may vote the control shares. Under certain circumstances, including in the event that shareholder approval is not obtained, the shares held by the acquirer may be redeemed by the corporation at the fair value of the shares as determined by the control share acquisition provision. The control share acquisition provision does not apply to a plan of merger or share exchange, if the corporation complies with the applicable merger provisions and is a party to the plan of merger or plan of share exchange. Merchants has opted out of the control share acquisition provision.

        Indiana's business combination statute, IBCL Section 23-1-43-1 et seq., restricts a business combination between the target corporation and an interested shareholder absent certain statutory exceptions. Under the business combinations provision of the IBCL, any shareholder who acquires a 10%-or-greater ownership position in an Indiana corporation with a class of voting shares registered under Section 12 of the Exchange Act (and that has not opted-out of this provision) is prohibited for a period of five years from completing a business combination (generally a merger, significant asset sale or disposition or significant issuance of additional shares) with the corporation unless, prior to the acquisition of such 10% interest, the board of directors of the corporation approved either the acquisition of such interest or the proposed business combination. If such board of directors approval is not obtained, then five years after a 10% shareholder has become such, a business combination with the 10% shareholder is permitted if all provisions of the articles of the corporation are complied with and either a majority of disinterested shareholders approves the transaction or all shareholders receive a price per share determined in accordance with the fair price criteria of the business combinations provision of the IBCL. An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision, but such an election remains ineffective for 18 months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the election. Merchants has not elected to remove itself from the protections of this provision.

        Provisions of the IBCL and our articles permit our directors, in discharging their duties, to consider our best interests, the effects of any action on our shareholders, employees, suppliers, and customers, and communities in which our offices or other facilities are located, and any other factors the directors consider pertinent. The IBCL constituency provisions and our articles give our directors, in the event that we were a target, the discretion to favor a business combination transaction that is better for our employees, the community and local economy over a business combination transaction with a higher price, but more detrimental effects to the community.

        Certain Provisions of Federal Law.    The ability of a third party to acquire Merchants is also subject to applicable federal banking laws and regulations. The Bank Holding Company Act of 1956, as amended (the "BHC Act"), and the regulations thereunder require any "bank holding company" (as defined in the BHC Act) to obtain the approval of the Federal Reserve System (the "Federal Reserve") prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring "control" of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. "Control" is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Merchants' common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Merchants' common stock, including pursuant to Merchants' warrants to purchase Merchants' common stock held by such holder, must be taken into account in calculating a shareholder's aggregate holdings of Merchants' common stock.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see "Description of Our Common Stock and Preferred Stock—Description of Preferred Stock."

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

        In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

        The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

        Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder's depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot "re-deposit" these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

        If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

        After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

        We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

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  all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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  there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

        Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock. Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.

        The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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  whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

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  whether the purchase contracts are to be prepaid or not;

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  whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

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  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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  United States federal income tax considerations relevant to the purchase contracts; and

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  whether the purchase contracts will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, shares of common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Merchants and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Merchants in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

        If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

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  the title of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

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  the price or prices at which the warrants may be exercised to purchase the securities underlying them;

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  the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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  the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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  if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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  whether the warrants will be issued in registered or bearer form;

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  a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Merchants, unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

        The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

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  the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

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  a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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  any other event described in the applicable prospectus supplement.

        In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Merchants as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF UNITS

        This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, debt securities, warrants, stock purchase contracts or any combination of one or more of the other securities described in this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units.

The applicable prospectus supplement or supplements will also describe:

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  the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

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  any additional terms of the agreement governing the units;

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  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

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  any applicable material United States federal income tax consequences; and

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  whether the units will be issued in fully registered form.

        The terms and conditions described under "Description of Debt Securities," "Description of Warrants," and "Description of Capital Stock" will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

        If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

        Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Merchants, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository's instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

        We may sell our securities in any of three ways (or in any combination):

  •
  through underwriters or dealers;

  •
  through agents; or

  •
  directly to purchasers or to a single purchaser.

        Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

  •
  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

        In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

        Pursuant to a requirement by the Financial Industry Regulatory Authority ("FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

        The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        Agents, underwriters, and dealers may engage in transactions with us or perform services for us in the ordinary course of business.

        If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

        In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Krieg DeVault LLP, Indianapolis, Indiana. Additional legal matters may be passed on for us, or any agents, underwriters, or dealers, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Merchants as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2018, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee		$35,960.44
Blue Sky fees and expenses			*
Rating agency fees			*
Legal fees and expenses			*
Accounting fees and expenses			*
Trustee fees and expenses			*
Printing and engraving fees and expenses			*
Miscellaneous			*

Total	$		*

*
Not presently known.

Item 15.    Indemnification of Directors and Officers

        Merchants Bancorp ("Merchants") is an Indiana corporation. The Company's officers and directors are and will be indemnified under Indiana law and the First Amended and Restated Articles of Incorporation (the "Articles") of the Company against certain liabilities. Chapter 37 of the Indiana Business Corporation Law (the "IBCL") requires a corporation, unless limited by its articles of incorporation, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Articles do not contain any provision limiting such indemnification.

        The IBCL also permits a corporation to indemnify a director, officer, employee, or agent who is made a party to a proceeding because the person was a director, officer, employee, or agent of the corporation against liability incurred in the proceeding if (i) the individual's conduct was in good faith, and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the conduct was in the corporation's best interests, and (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful, or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

        The Articles require the Company to provide indemnification to its officers and directors to the fullest extent authorized by the IBCL and to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding as authorized by the IBCL. The Articles also authorize the Company to maintain insurance at its expense to protect itself and any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust, or other entity against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCL. The Company currently maintains officer and director liability insurance.

Item 16.    Exhibits.

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement for any offering of securities(1)
3.1	First Amended and Restated Articles of Incorporation of Merchants Bancorp (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, as amended (File No. 333-220623))
3.2
Articles of Amendment to the First Amended and Restated Articles of Incorporation dated March 27, 2019 designating the 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A filed on March 28, 2019)
3.3
Articles of Amendment to the First Amended and Restated Articles of Incorporation dated August 19, 2019 designating the 6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A filed on August 19, 2019)
3.4	Second Amended and Restated By-laws of Merchants Bancorp (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 20, 2017 (File No. 001-38258))
4.1
Deposit Agreement, dated as of August 19, 2019, by and among Merchants Bancorp, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of Depositary Receipts described therein (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 19, 2019)
4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1)
4.3	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3, as amended (File No. 333-228721))
4.4	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3, as amended (File No. 333-228721))
4.5	Form of Senior Debt Securities(1)
4.6	Form of Subordinated Debt Securities(1)
4.7	Form of Specimen Preferred Stock Certificate(1)
4.8	Form of Deposit Agreement for Depositary Shares(1)
4.9	Form of Purchase Contract(1)
4.10	Form of Warrant Agreement(1)
4.11	Form of Unit Agreement(1)
5.1	Opinion of Krieg DeVault LLP
23.1	Consent of Krieg DeVault LLP (contained in Exhibit 5.1)
23.2	Consent of BKD, LLP

EXHIBIT NO.	DESCRIPTION
24.1	Powers of attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture(1)
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture(1)

(1)
To be filed as an exhibit to a document to be incorporated by reference in this Registration Statement.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c)   The undersigned Registrant hereby undertakes that:

            (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (ii)  For the purposes of determining of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

        (d)   If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (e)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (f)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on December 30, 2019.

MERCHANTS BANCORP
By:	/s/ MICHAEL F. PETRIE Michael F. Petrie Chairman and Chief Executive Officer

Power of Attorney

        Each of the undersigned officers and directors of Merchants Bancorp does hereby severally constitute and appoint Michael F. Petrie, John F. Macke and Terry A. Oznick, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL F. PETRIE Michael F. Petrie	Director (Chairman); Chief Executive Officer (Principal Executive Officer)	December 30, 2019
/s/ JOHN F. MACKE John F. Macke	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 30, 2019
/s/ RANDALL D. ROGERS Randall D. Rogers	Director	December 30, 2019
/s/ MICHAEL J. DUNLAP Michael J. Dunlap	Director	December 30, 2019

Signature	Title	Date

/s/ SCOTT A. EVANS Scott A. Evans	Director	December 30, 2019
/s/ SUE ANNE GILROY Sue Anne Gilroy	Director	December 30, 2019
/s/ ANDREW A. JUSTER Andrew A. Juster	Director	December 30, 2019
/s/ PATRICK D. O'BRIEN Patrick D. O'Brien	Director	December 30, 2019
/s/ ANNE E. SELLERS Anne E. Sellers	Director	December 30, 2019
/s/ DAVID N. SHANE David N. Shane	Director	December 30, 2019